UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2018

CHF Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota  55344
(Address of principal executive offices) (Zip Code)

(952) 345-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On January 17, 2018, the Board of Directors (the “Board”) of CHF Solutions, Inc. (the “Company”) adopted the Fifth Amendment (the “Fifth Amendment”) to New-Hire Equity Incentive Plan (the “New-Hire Plan”), increasing the aggregate number of shares of common stock that may be issued pursuant to equity incentive awards under the New-Hire Plan from 45,219 (as adjusted to reflect the reverse stock split implemented by the Company on October 12, 2017) to 500,00 shares, to reflect the increase in the Company’s fully-diluted capitalization following such reverse stock split. As a result of the increase, the share reserve under the New-Hire Plan represents approximately 3.8% of the Company’s fully-diluted capitalization (which is consistent with the percent of the Company’s fully-diluted capitalization represented by the share reserve under the New Hire Plan at the time the Board adopted the Fourth Amendment to the New-Hire Plan in 2017). The Company believes that the increase in the shares reserved under the New-Hire Plan is necessary to allow it to attract qualified employees to continue the commercialization the Aquadex FlexFlow System.

The forgoing description of the terms of the Fifth Amendment is qualified in its entirety by reference to the actual terms of the Fifth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to New-Hire Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2018	CHF SOLUTIONS, INC.

	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer